Exhibit 99.1

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Exhibit 99.1

[LOGO]

A Leading Provider of

Orthopaedic and Urologic

Non-Invasive Surgical Services

Safe Harbor Statement

Except for historical information, the statements made in the presentation are forward-looking statements involving significant risks and uncertainties. These risks and uncertainties, including those related to the future financial position and business strategy of the Company are detailed in the Company’s filings with the Securities and Exchange Commission.

Company Profile

•       A leading provider of lithotripsy services

•       The pioneer of Orthotripsy ® ESWT in the U. S.

•       First FDA approved device for treating orthopaedic conditions

•       First mover in potential $2 billion market

•       135 business locations in 40 states

•       Relationship with 15% of all U.S. urologists

•       A leading provider of technical support for non-invasive devices (> 200 machines under contract)

Corporate Strategy

•       Continue generating strong cash flow and earnings from lithotripsy operations

•       Build national network of Orthotripsy® partnerships

•       Complete FDA approval process for tennis elbow and capitalize on leadership position in orthopaedics

•       Leverage physician network with additional urologic or orthopaedic services

A Rapidly Growing Market

•       Growing demand for non- invasive and minimally invasive surgical procedures

•       Desire of doctors to participate in ancillary revenue opportunities

•       Trend from health care facilities to outsource specialized services

Potential Physician Partners

• Orthopaedic Surgeons	—	17,700
• Podiatric Surgeons	—	13,300
• Physical Therapy Doctors	—	1,000
• Urologic Surgeons	—	7,000
	Total	39,000

Multiple Revenue Sources

•       Turnkey Clinical and Technical Services provided to doctors, hospitals and patients

•       Management Fees from Partnerships

•       Sale of Equipment — LithoTron®, OssaTron®, CystoTron

•       Sale of Consumables

•       Equipment Maintenance and Support

•       Syndication Profits

Lithotripsy

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Technology Leadership — The LithoTron®

A Safe, Effective, Non- Invasive Solution

•       One of the best success rates (86.1%) and lowest re- treatment rates (4.1%) available

•       Outpatient treatment in about 30 minutes

•       Approved by the FDA in July, 1997; a record 9 weeks after submission of PMA

•       High degree of mobility enables one device to serve multiple facilities - lower cost of ownership

•       Proven physician partnership model helps to capture/maintain market share

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Lithotripsy Economics

•       Average location now treating 400 cases per year

•       Reimbursement averages $2,000 per procedure

•       Operating costs average $300,000 per year

•       Partnership operating profits average $500,000 per year

•       HealthTronics Surgical Services’ average partnership stake is 35%

Partnership Re-Syndication of

Litho Group Partnerships

•       Planned to introduce new partners to existing partnerships

•       Goal = Long-term business growth and increased market share

•       Results: Added 200 physician investors to three lithotripsy partnerships

•       New York, Florida and Georgia

•       Raised $5.8 million after tax used to retire long-term debt

[MAP]

Orthotripsy with OssaTron

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Orthotripsy Treatment for Chronic

Plantar Fasciitis

•       American Podiatric Medical Association estimates over 17 million cases of heel pain in U.S. per year

•                    Approximately 650, 000 patients per year are treated with surgery for chronic plantar fasciitis (1997 data)

•       HealthTronics patient history (2000 to present) demonstrates high success rates for chronic sufferers (re-treatment rates <10%)

•       Over 10,000 patients treated to date in U.S. by HealthTronics

[GRAPHIC]

Orthopaedic US Market

Opportunity

Condition	Estimated # of Cases per Year		Market Size
Heel Spurs	250,000		$500 Million
Tennis Elbow	250,000		$500 Million
Achilles Tendonitis	100,000		$250 Million
Patellar Tendonitis	100,000		$250 Million
Shoulder Tendonitis	100,000		$250 Million
Delayed Union Fractures	25,000		$100 Million
AVN of the Femoral Head	25,000		$100 Million
		Total	$1.95 BILLION

Orthotripsy vs. Traditional
Surgery for Plantar Fasciitis

	Orthotripsy	Traditional Surgery
Anesthesia	Local or IV sedation	General anesthesia or Spinal
Procedure Time	< 30 minutes	1 hour (approx.)
Incision	No	Yes
Post-op Status	Heel pad	Boot cast, crutches
Complications	Bruising, occasional slight numbness	Bleeding, wound infection, compromised foot function, nerve damage
Recovery Time	2-3 Days	2-3 months
Post-op Analgesia	Minimal	In quantity
Cost	$2,500	1.5 to 2 times Orthotripsy

OssaTron Trained Physicians

[MAP]

Media Coverage

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OssaTron® FDA Status

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Treatment Locations

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Service Locations

[MAP]

Patient Treatments

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Revenues
(in thousands)

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Fully Diluted

Earnings per Share

[CHART]

Management

•                  Argil Wheelock, M. D. — Chairman & CEO since 1996
20 years experience in physician-related business activities.  Practicing urologist, 1979-1996. Public company consultant 1991-1996.

•                  Martin McGahan — CFO since 2001
Over 10 years experience in healthcare finance, business development and corporate finance with HealthSouth and Chase Manhattan Bank.

•                  Ronald Gully — COO of Orthopaedic Division since 2001
15 years experience in healthcare services. Former CEO of Ascension Corporation, a healthcare billing and management firm.

•                  Brad Devine — SVP of Equipment Sales and Service since 1999
Over 20 years experience in equipment maintenance and service positions. Former technician in the US Air Force Biomedical Technology Support Division.

Stock Profile

Nasdaq:	HTRN
Share Price:	$8.00
52 Week Range:	$17.75 - $6.04
Shares Outstanding:	11.2 Million
Market Capitalization:	$90 Million
Average Daily Volume:	75,000
2001 EPS:	$0.28
2002 Est. EPS:	$0.54 - $0.55
2003 Est. EPS:	$0.65 - $0.70

Reasons to Invest in HTRN

•       Rapidly growing innovator with the first FDA-approved device for Orthotripsy

•       Addressing large untapped orthopaedic market that could exceed $2 billion

•       Steady cash flow from kidney lithotripsy business financing new opportunities in Orthotripsy

•       Physician network that could be leveraged to offer additional products and services

•       Record of strong growth in sales and earnings

•       Experienced management team

•       Undervalued stock price

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